Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 25, 2025, with respect to the consolidated financial statements of Xometry, Inc. incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Preliminary Prospectus Supplement.

/s/ KPMG LLP

Baltimore, Maryland

June 1, 2026